SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-52954

Date of Report: July 29, 2008

AIM SMART CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	84-1090791
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

125 Maiden Lane, Suite 309, New York, NY	10038
(Address of principal executive offices)	(Zip Code)

(212) 797-9877

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Item 2.01

Completion of Acquisition or Disposition of Assets

Item 3.02

Unregistered Sale of Equity Securities

Item 5.01

Changes in Control of Registrant

Item 5.02

Election of Directors

Item 5.06

Change in Shell Company Status

On July 29, 2008 Aim Smart Corporation (“Aim Smart”) acquired the outstanding capital stock of American Tony Pharmaceutical, Inc., a Delaware corporation (“American Tony”).  American Tony is a holding company that owns, through a wholly-owned subsidiary, all of the registered capital of Harbin Tianmu Pharmaceuticals Co., Ltd. (“Tianmu Pharmaceuticals”), a corporation organized under the laws of The People’s Republic of China.  Tianmu Pharmaceuticals is engaged in the business of manufacturing and marketing pharmaceutical and health care products in The People’s Republic of China.  The Chief Executive Officer of American Tony is Yao Mingli, who is the Chief Executive Officer of Aim Smart.

The acquisition was effected by the merger of American Tony into a wholly-owned subsidiary of Aim Smart (the “Merger”).  In exchange for the capital stock of American Tony, Aim Smart issued to the shareholders of American Tony 9,700,000 shares of its common stock, representing 96.7% of the outstanding shares of Aim Smart.

Immediately after the Merger, Aim Smart assigned ownership of the merged company to Hua Sky Investment Ltd. (“Hua Sky”).  Hua Sky is a wholly-owned subsidiary of Aim Smart, which was organized under the Business Companies Act of the British Virgin Islands.

In connection with the acquisition of American Tony, the Board of Directors of Aim Smart was expanded to five persons.  Jack L. Kaye and C. Mark Tang were elected to serve as members of the Board.

Principal Shareholders

Upon completion of the Merger, there were 10,033,216 shares of Aim Smart common stock issued and outstanding.  The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of the date of completion of the Merger by the following:

•

each shareholder who beneficially owns more than 5% of our common stock (on a fully-diluted basis);

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Yao Mingli, our Chief Executive Officer

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each of the members of the Board of Directors; and

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all of our officers and directors as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
Yao Mingli	1,735,000	17.3%
Yao Yuan	700,000	7.0%
Zhao AiLing	786,667	7.8%
Jack L. Kaye	40,000	(1) 0.4%
C. Mark Tang	30,000	0.3%
All officers and directors as a group (5 persons)	3,291,667	32.8%

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(1)

Except as otherwise noted, all shares are owned of record and beneficially.

(2)

Ownership of the shares held by Mr. Kaye will not vest unless he remains a member of the Board of Directors on April 1, 2009.

MANAGEMENT

Upon completion of the Merger, the following individuals were the officers and directors of Aim Smart.

Name	Age	Positions with the Company
Yao Mingli	57	Chief Executive Officer, Director
Yao Yuan	26	Chief Financial Officer, Director
Zhao AiLing	51	Secretary, Director
Jack L. Kaye	64	Director, Chairman of the Audit Committee
C. Mark Tang	44	Director, Member of the Audit Committee

Information regarding the new officers and directors follows:

Mingli Yao.  Since 1999 Mr. Yao has been employed as Chairman of Tianmu Pharmaceuticals.  From 1998 to 1999 Mr. Yao was employed as a Manager by the People’s Government of Heilongjiang Province.  In 1983 Mr. Yao earned an Associate Degree in Electronic Engineering from the China Haerbin College of Light Industry.  Mr. Yao is the spouse of Ailing Zhao and the father of Yuan Yao.

Yuan Yao.  Since 2005 Ms. Yao has been employed as General Manager in charge of business operations of Tianmu Pharmaceuticals.  In 2005 Ms. Yao earned a Bachelor of Arts Degree with a concentration in Law from the China University of Political Science and Law.  Ms. Yao is the daughter of Mingli Yao and Ailing Zhao.

Ailing Zhao.  Since 1999 Ms. Zhao has been employed as Deputy General Manager in charge of administration of Tianmu Pharmaceuticals.  In 1980 Ms. Zhao earned a Vocational Degree in Business from the Haerbin Business Vocational School.  Ms. Zhao is the spouse of Mingli Yao and the mother of Yuan Yao.

Jack L. Kaye.  Mr. Kaye is currently self-employed as a business consultant.  From 1978 until 2006 Mr. Kaye was employed by Deloitte & Touche, LLP.  For the twenty years prior to his retirement, Mr. Kaye served as Partner-in-Charge of Deloitte’s Tri-State Core Client Practice.  Mr. Kaye currently serves as Chairman of the Audit Committees of Keryx Biopharmaceuticals, Inc. (NasdaqCM:  KERX) and Balboa Biosciences, Inc.  For the past 23 years Mr. Kaye has served as Chairman of the Banking/Tabulations Committee for Variety – the Childrens’ Charity, and he is a frequent fund raiser for the United Jewish Appeal, American Jewish Committee, The National Center for Immunology and Respiratory Medicine, Anti-Defamation League, Women’s American Ort, Bnai Brith and the Shield Institute.  Mr. Kaye was awarded a Bachelors Degree in Business Administration by Baruch College.  He is certified as a public accountant in New York and New Jersey.

C. Mark Tang.  Mr. Tang has over 15 years experience in investment banking and investment advising.  Since 2004 Mr. Tang has been the Managing Director and Chief Executive Officer of World Tech Ventures, LLC, which is a merchant banking and advisory firm focused in China and the U.S.  From 2004 to 2006 Mr. Tang was a director at Rutgers Business School.  Prior to 2003, Mr. Tang was employed in various capacities in several global investment banks in New York.  Mr. Tang was awarded a Ph.D. in Biochemistry by the University of California in 1993.  In 2000 he earned an MBA from the Stern School of Business at New York University.

INFORMATION REGARDING THE ACQUIRED COMPANIES

American Tony Pharmaceutical Company, Inc.

American Tony Pharmaceutical Company, Inc. was organized under the laws of the State of Delaware in November, 2006.  It never initiated any business activity.  In February 2007 American Tony acquired 100% of the registered capital of Heilongjiang Tongli Technology Co., Ltd., which owns all of the registered capital of Tianmu Pharmaceuticals.  That equity interest represents the only asset of American Tony.

Tianmu Pharmaceuticals Co., Ltd.

Tianmu Pharmaceuticals is engaged in the business of developing, manufacturing and marketing natural medicines and biopharmaceuticals.  Its facilities are located in the City of Harbin in The People’s Republic of China (“PRC”).

Products

For several years Tianmu Pharmaceuticals has been developing pharmaceutical and health care products that incorporate elements of Chinese Traditional Medicine with elements of Western Medicine.  During the fiscal year ended March 31, 2008, we spent $38,037 on research and development; in the prior fiscal year our R&D expense was $49,012.  Our research and development activities have been carried our at relatively low cost because they have been carried out in concert with a number of research institutes and universities, including the Jilin Research Institute of Chinese Traditional Medicine, the Sichuan Research Institute of Chinese

Material Medica, the Heilongjiang Institute of Chinese Traditional Medicine, the Chemistry Department of Tsinghua University, and the R&D Center of Harbin Medical University.

As a result of these efforts, Tianmu Pharmaceuticals now offers health care products in several distinct categories, including:

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Antihyperlipidemics.  These tablets, based on principles of Chinese Traditional Medicine, are used to reduce cholesterol levels and soften blood vessels in order to improve circulation.  Our antihyperlipidemics are offered as an affordable alternative to the statins commonly used for this purpose in Western Medicine.

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Yuxiang Anti-Bacterial Mouthwash.  Comprised of a mixture of medicinal ingredients that counter disease and odor in the oral cavity and throat, Yuxiang Mouthwash is designed to purge bad breath caused by gum disease, abnormal sleep, nervousness, food, alcohol and smoking.  We package Yuxiang Mouthwash in bottles that are small enough to be carried conveniently, and we target customers who are travelling or away from home.  Our primary points of distribution for Yuxiang Mouthwash have been restaurants and transport carriers.

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Calcium Gluconate Oral Liquid.  This is a calcium supplement used for the prevention and treatment of diseases caused by calcium deficiency, such as osteoporosis, bone hypoplasis, and Rickets.  The liquid is particularly recommended for women during menopause or lactation.  The National Nutrition Survey conducted by the government of China indicated that the average calcium intake among the population of China is less than half of the recommended 800 milligrams.  This indicates a broad potential market for our product, in which we will have the advantage of carrying a pharmaceutical license number, which is considerably more authoritative than the health license numbers under which most of our competitors market their calcium supplements.

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Leucorrhea Relief Tablet.  Based on Chinese Traditional Medicine, this compound is designed to reduce leucorrhea (vaginal discharge).  It is also believed to provide relief from chronic cervicitis, endometritis, colpitis and other vaginal inflammations.

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Arrhythmia Relief Tablet.  Based on Chinese Traditional Medicine, our anti-arrhythmia medication is designed to provide relief from irregular heart rate and the attendant palpitations and dizziness.  The product is particularly effective in treating atrioventricular premature beat.

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Artery Cleansing Oral Liquid.  Based on Chinese Traditional Medicine, this compound is designed to improve blood circulation by clearing arteries.  The product can be used in treatment of anoxemic cardiovascular and cerebrovascular disease, as well as hypertension and arteriosclerosis.

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Panax and Radix Polygoni Capsule.  This compound is believed to improve blood function and replenish the strength of the liver and kidneys.  By revitalizing these cleansing organs, Traditional Chinese Medicine seeks to allay the symptoms of neurasthenia caused by mental or physical fatigue.

We have also developed a number of products that are ready for commercialization, when our working capital is adequate:

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Broad-Spectrum Disinfectant.  We developed this product for use in the prevention of communicable diseases, such as Hepatitis B, bird flu and SARS.  We will require approximately 29 million RMB ($4.25 million) to expand our plant and acquire the machinery and inventory necessary to introduce this product to the market.

Manufacturing

We constructed our manufacturing and warehouse facilities in the Limin Pharmaceutical Technology Park in the City of Harbin.  Our entire site was constructed in compliance with Chinese State Drug Administration GMP standards, at a total construction cost of 50 million RMB (approx. $7.3 million), with a goal of achieving world class standards.  In recognition of our accomplishment, our manufacturing facility has received the National Drug GMP (Good Manufacturing Practices) Certification, which is necessary in order to carry on pharmaceutical manufacturing in the PRC.  We have also received certifications from the International Organization for Standardization:  specifically, ISO9001:2000 International Quality Management System Certification and ISO14001 Environmental Management System Certification.

At the present time, our manufacturing facility has the capacity to produce an annual output of products with a sales value over 100 million RMB (approximately $14,650,000).  We expect this to be adequate for at least the next two years.  In the meantime, however, we have budgeted $3.5 million for capital investment, in order to expand our capacity.  In addition, we have entered into an agreement that gives us an option to purchase Harbin Yu Chun Xin An Lu Ye, a facility dedicated to manufacturing of products with the methods of Chinese Traditional Medicine.  That purchase, if consummated, will require $3.75 million by the end of 2008.  Both the capital investment and the purchase will require that we obtain additional capital.  At present, we have received no commitment for the necessary capital.

Raw Materials

Tianmu Pharmaceuticals has developed purchasing relationships with a considerable number of suppliers, and has multiple sources for most of the raw materials that it requires.  Our business would not be significantly damaged by the loss of any one supplier.

A considerable portion of the raw materials that we require are volatile herbs, which have a brief shelf life.  This situation imposes a risk on our suppliers, who will often grow to order in order to insure an immediate market for their herbs.  The situation also necessitates that we assure ourselves that our raw material requirements are available precisely when needed.  To satisfy these conditions, it is our practice to make substantial cash advances to our suppliers in order to lock-in our raw material requirements.  At March 31, 2008, our advances to suppliers totaled $678,654, which equated to 34% of our revenue for the year ended March 31, 2008.  As our business expands, we expect that ratio will diminish.  However, unless we develop proprietary sources of raw material supplies, the payment schedule for our supplies will continue to have a negative effect on our working capital.

Marketing

Tianmu Pharmaceuticals currently markets exclusively within the PRC.  Its distribution network is comprised of its own direct sales personnel as well as a network of authorized distribution agents.  Currently its sales network includes:

▪

26 regional distribution agents;

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over 200 city and county level distribution agents;

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three national distributors, each of whom has the exclusive right to market one or more of our products if certain designated sales targets are achieved.  For example, we have given Jilin Province San Yuan Medical Ltd. the exclusive right to market our Calcium Gluconate Oral Solution and our Clindamycin Hydrochloride Capsule nationwide through March 2011 if it purchases certain designated minimum quantities of each product.

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The Harbin Passenger Transportation Agency, which sells our mouthwash on 20 of its inter-city train routes.

Tianmu Pharmaceuticals also markets online through the “China Flagship Medicine Net,” a consortium Website that offers subscribers medical information services and an online purchasing platform.

Intellectual Property and Government Regulation

Because our manufacturing facility has earned the National GMP Certification, we are authorized to produce products in four modes:  tablets, capsules, granules, and oral suspensions.  However, in order to market our products, we require a license specific to each product.  The more readily available license is for “health care products,” which are governed by the Heilongjiang Province Public Health Bureau.  Tianmu Pharmaceuticals has registered its Yuxiang Anti-Bacterial Mouthwash with this Bureau.

In order to market our products as pharmaceuticals, we are required to obtain a license specific to each product from the State Food & Drug Administration.  The process of obtaining such licenses is rigorous, requiring considerable testing.  On average, it costs us approximately 1 million RMB (approximately $150,000) to submit a product for approval by the SFDA.  To date we have obtained the pharmaceuticals license for the following:

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Sophora Flavescens Ait Tablets

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Tong Mai Oral Solution

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Calcium Gluconate Oral Solution

▪

Benorilate Tablets

▪

Metformin Hydrocloride Tablets

▪

Clindamycin Hydrocloride Capsules

▪

Ginseng Polygonum Capsules

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Jiang Zhi Ning Granules

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Povidone Iodine Tablets

Our product protection primary depends on our tradename and reputation.  For that reason, we have registered “Tianmu” as our trademark in China.  In addition, we have obtained a patent in China that covers the method of applying blue polyethylene packaging to the bottles of our Calcium Gluconate Oral Solution.

Competition

China’s domestic pharmaceutical industry is highly competitive, with hundreds of companies vying to reach consumers through more than 100,000 pharmacies.  In some categories in which Tianmu Pharmaceuticals competes, there are more than twenty other companies offering a competitive product.  The market continues to attract new entrants because the per capita medicine consumption in China is still low, relative to developed countries, which holds a promise of substantial growth.

Tianmu’s strategies for establishing a significant market share include:

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Leveraging the prestige of the Limin Pharmaceutical Zone to develop a strong customer base in China’s northeast.

▪

Advertise the demonstrated efficacy of Tianmu Pharmaceutical’s product.  We have extensively tested our products and can cite studies that demonstrate the value of many of them.  This contrasts with a large portion of the over-the-counter pharmaceutical market in China, which is characterized by unproven products.

▪

Our investment in a state-of-the-art facility had gained our company a good reputation in the Chinese medical field, allowing us access to researchers at a number of prestigious medical institutions.  Our advertising will highlight these associations, thus adding to the prestige of our products.

Employees

We currently employ approximately 100 employees, all of whom are employed on a full-time basis.  60% of our employees are involved in technical and scientific activities.  80% of our employees have received college or university education.

Properties

The executive offices and manufacturing facilities of Tianmu Pharmaceuticals are located in the Limin Pharmaceutical Technology Park in the City of Harbin, which is the capital of Heilongjiang Province in The People’s Republic of China.  Tianmu Pharmaceuticals has a 50 year lease from the government of China to use 50,000 square meters of land for manufacturing purposes.  Currently our offices and manufacturing facility occupy 15,000 m2, and our warehouse occupies another 1,800 m2.

Our facilities are currently underutilized, due to our lack of working capital.  For that reason we have subleased a portion of our facility to a pharmaceutical college, which is required to pay a monthly rental of $13,400.  The college has been unable to meet the payment obligations, however, and at March 31, 2008 was $94,000 in arrears, the entirety of which has been reserved in our financial statements.  If we are able to obtain the capital needed to expand our operations, the space now occupied by the college will be available to us.  We believe, therefore, that our property is sufficient for our operations for the foreseeable future.

Management’s Discussion and Analysis

Results of Operations

Tianmu Pharmaceuticals obtained its GMP Certification and pharmaceutical licenses in 2005.  Its focus for the next two years, however, was on developing its marketing network.  So sales began only near the end of the fiscal year that ended on March 31, 2008.  Sales revenue in that year totalled only $46,515, which was insufficient to offset depreciation and manufacturing costs totalling $152,680, resulting in a gross loss.  In the fiscal year ended March 31, 2008, however, our sales began to grow, producing revenue of $1,974,279 and a gross profit of $894,977.

Our gross margin of 45% during the year ended March 31, 2008 was adversely affected by the underutilization of our factory, which causes a high depreciation-to-revenue ratio and other inefficiencies.  At the same time, however, many of our product lines are only now developing markets, so it is not possible to project accurately what the components of future sales will be.  That product mix will be the ultimate determinant of our gross margin, as some of our products have considerably lower manufacturing costs than others.  Products made in the methods of Chinese Traditional Medicine, for example, will tend to require lengthy manufacturing processes.

Our entry into full marketing operations had only a modest effect on our indirect expenses.  General and administrative expenses, for example, grew only 30% from the year ended March 31, 2007 to the year ended March 31, 2008.  This resulted from our efforts at administrative efficiency.  We expect the ratio of general and administrative expenses to revenue to continue to fall as sales expand.

One meliorative effect of our use of a distribution network to market our products has been a very low ratio of selling expense to revenue.  During the year ended March 31, 2008 selling expenses were equal to only 2.1% of revenue.  We expect to maintain this low ratio in the future.

Due to the losses that we incurred during the development period for Tianmu Pharmaceuticals, we entered the recent fiscal year with a sizeable tax loss carry forward.  As a result, in the year ended March 31, 2008 we incurred no income tax expense.  Going forward, we retain a net operating loss carry forward of $1,728,000, which will be offset against income in that amount in future years.  Only then will we incur the Chinese national income tax, which is currently at a rate of 25%.

Our net income for the year ended March 31, 2008 was $265,437, compared to a net loss of $686,611 in the year ended March 31, 2007.

Our business operates entirely in Chinese Renminbi, but we report our results in our SEC filings in U.S. Dollars.  The conversion of our accounts from RMB to Dollars results in the “foreign currency translation adjustments” shown on our consolidated statements of operations and other comprehensive income.  While our net income is added to the retained earnings on our balance sheet; the translation adjustments are added to the equity on our balance sheet in “accumulated other comprehensive income,” since it is more reflective of changes in the relative values of U.S. and Chinese currencies than of the success of our business.  During the year ended March 31, 2008, the effect of converting our financial results to Dollars was to add $550,000 to our accumulated other comprehensive income.

Liquidity and Capital Resources

The development of our business through March 31, 2007 resulted in an accumulated deficit of $2,146,066.  We funded that deficit by means of a bank loan and loans from the members of our management.  While the recent fiscal year was profitable, the funding of our operations left us at March 31, 2008 with a working capital deficit of $1,636,494.

Included among our current assets at March 31, 2008 was $405,643 in refundable deposits.  These arose from management’s expectation that Tianmu Pharmaceuticals would have access to international capital markets in 2007, by a reverse merger into a public company.  In anticipation of that event, management made various agreements for acquisitions, and Tianmu Pharmaceuticals paid refundable deposits.  Since the reverse merger has only now occurred, the agreements have expired, and Tianmu Pharmaceuticals is securing the return of the deposits.  To date, approximately $374,000 has been refunded.

Included among our current liabilities at March 31, 2008 was a note payable to our bank in the amount of $995,168.  The note is collateralized by real estate assets owned by our Chairman.  The note has been in default since June 30, 2007, and we are negotiating a refinance of the note.   To date the bank has not taken any action against the Company.

Our operations during the year ended March 31, 2008 produced net cash of $458,482.  Our need to have raw materials available when needed caused us to advance $678,654 to suppliers, a cash obligation that we offset in part by increasing our accounts payable and accrued expenses.  This drain on our cash will remain unless we secure a proprietary source of the volatile herbs that are a large portion of our raw materials.

The growth of our company will require capital.  Currently we have budgeted $3.5 million for capital improvements and another $3.75 million to complete the acquisition of an additional manufacturing operation.  We intend to pursue a two prong search for capital:  one the one hand seeking debt to be secured by our facility and equipment, which has a book value of $7.8 million and is free of liens; on the other hand approaching international equity markets for debt or equity investments.  To date we have no commitment from any source for the funds we require.

Off-Balance Sheet Arrangements

Neither American Tony nor Tianmu Pharmaceuticals has any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on their financial condition or results of operations.

Risk Factors That May Affect Future Results

You should carefully consider the risks described below before buying our common stock.  If any of the risks described below actually occurs, that event could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

There is substantial doubt as to whether the Company will continue as a going concern.

The opinion of the auditors on the financial statements of American Tony for the year ended March 31, 2008 state that there is substantial doubt as to whether American Tony will continue as a going concern, due to, among other things, its working capital deficit and its default on its bank loan.  If the business of American Tony fails, investors in Aim Smart are likely to lose all or most of their investment.

The capital investments that we plan may result in dilution of the equity of our present shareholders.

In order to make our operations cost-efficient, it is necessary that we expand our operations.  At March 31, 2008 we had a working capital deficit of $1,636,494.  Therefore, in order to expand our operations, we will need additional capital.  Our business plan contemplates that we will invest approximately $7 million in expansion during the next year.  We intend to raise a large portion of the necessary funds by selling equity in our company.  At present we have no commitment from any source for those funds.  We cannot determine, therefore, the terms on which we will be able to raise the necessary funds.  It is possible that we will be required to dilute the value of our current shareholders’ equity in order to obtain the funds.  If, however, we are unable to raise the necessary funds, our growth will be limited, as will our ability to compete effectively.

Tianmu Pharmaceuticals may be unable to refinance its bank loan.

Tianmu Pharmaceuticals has been in default under the terms of its bank loan since June 2007.  The balance due to the bank at March 31, 2008 was $995,168.  If we are unable to renegotiate the terms of the loan or to refinance the loan, the bank may take action to enforce our payment obligation.  Such an action could prevent us from continuing in business.

Our business and growth will suffer if we are unable to hire and retain key personnel that are in high demand.

Our future success depends on our ability to attract and retain highly skilled chemists, pharmaceutical engineers, technical, marketing and customer service personnel, especially qualified personnel for our operations in China. Qualified individuals are in high demand in China, and there are insufficient experienced personnel to fill the demand.  Therefore we may not be able to successfully attract or retain the personnel we need to succeed.

We may not be able to adequately protect our intellectual property, which could cause us to be less competitive.

We are continuously designing and developing new technology. We rely on a combination of patents, trade secret laws, and restrictions on disclosure to protect our intellectual property rights. Unauthorized use of our technology could damage our ability to compete effectively.  In China, monitoring unauthorized use of our products is difficult and costly.  In addition, intellectual property law in China is less developed than in the United States and historically China has not protected intellectual property to the same extent as it is protected in other jurisdictions, such as the United States. Any resort to litigation to enforce our intellectual property rights could result in substantial costs and diversion of our resources, and might be unsuccessful.

We are subject to the risk of natural disasters.

The production of our products depends on the availability of raw materials, a significant portion of which are herbs.  These herbs tend to be very sensitive crops, which can be readily damaged by harsh weather, by disease, and by pests.  If our suppliers’ crops are destroyed by drought, flood, storm, blight, or the other woes of farming, we will not be able to meet the demands of our manufacturing facility, which will then become inefficient and unprofitable.  In addition, if we are unable to obtain sufficient raw materials to produce products needed to meet demand, our distribution network is likely to atrophy.  This could have a long-term negative effect on our ability to grow our business, in addition to the near-term loss of income.

If we lost control of our distribution network, our business would fail.

We depend on our distribution network for the success of our business.  Competitors may seek to pull our distribution network away from us.  In addition, if dominant members of our distribution network become dissatisfied with their relationship with Tianmu Pharmaceuticals, a concerted effort by the distribution network could force us to accept less favorable financial terms from the distribution network.  Either of these possibilities, if realized, would have an adverse effect on our business.

Increased government regulation of our production and/or marketing operations could diminish our profits.

At present, there is no significant government regulation of the health claims that participants in our industry make regarding their products.  Other developed countries, such as the United States and, in particular, members of the European Community, have far more extensive regulation of the health-related claims that can be made without scientifically-tested evidence.  It is not unlikely, therefore, that China will increase its regulation of our activities in the future.  To the extent that new regulations required us to conduct a regimen of scientific tests of the efficacy of our products, the expense of such testing would reduce our profitability.  In addition, to the extent that the health benefits of some of our products could not be fully supported by scientific evidence, our sales might be reduced.

We may be subject to the People’s Republic of China’s price control of drugs which may limit our profitability and even cause us to stop manufacturing certain products

The State Development and Reform Commission ("SDRC") of the People’s Republic of China and the price administration bureaus of the relevant provinces of China in which our pharmaceutical products are manufactured are responsible for the retail price control over our pharmaceutical products.  The SDRC sets the price ceilings for certain pharmaceutical products in China.  Where our products are subject to a price ceiling, we will need to adjust the product price to meet the requirement and to accommodate for the pricing of competitors in the competition for market shares.  The price ceilings set by the SDRC may limit our profitability, and in some instances, such as where the price ceiling is below production costs, may cause us to stop manufacturing certain products.

Increased government regulation of our production and/or marketing operations could diminish our profits.

The pharmaceutical industry is highly regulated.  The day-to-day operations of our business will require frequent interaction with representatives of the Chinese government institutions.  The national, provincial and local governments in the People’s Republic of China are highly bureaucratized.  The effort to obtain the registrations, licenses and permits necessary to carry out our business activities can be daunting.  Significant delays can result from the need to obtain governmental approval of our activities.  These delays can have an adverse effect on the profitability of our operations.  In addition, compliance with regulatory requirements applicable to pharmaceutical manufacturing and distribution may increase the cost of our operations, which would adversely affect our profitability.

Product liability claims could materially impact operating results and profitability.

We may produce products which inadvertently have an adverse pharmaceutical effect on the health of individuals.  Existing laws and regulations in China do not require us to maintain third party liability insurance to cover product liability claims.  However, if a product liability claim is brought against us, it may, regardless of merit or eventual outcome, result in damage to our reputation, breach of contract with our customers, decreased demand for our products, costly litigation, product recalls, loss of revenue, and our inability to commercialize some products.

We have limited business insurance coverage.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products, and do not, to our knowledge, offer business liability insurance. As a result, we do not have any business liability insurance coverage for our operations. Moreover, while business disruption insurance is available, we have determined that the risks of disruption and cost of the insurance are such that we do not require it at this time. Any business disruption, litigation or natural disaster might result in substantial costs and diversion of resources.

Our bank deposits are not insured.

There is no insurance program in the PRC that protects bank deposits, in the way that bank deposits in the U.S. are given limited protection by the FDIC.  If the bank in which we maintain our cash assets were to fail, it is likely that we would lose most or all of our deposits.

We may have difficulty establishing adequate management and financial controls in China.

The People’s Republic of China has only recently begun to adopt the management and financial reporting concepts and practices with which investors in the United States are familiar.  We may have difficulty in hiring and retaining employees in China who have the experience necessary to implement the kind of management and financial controls that are expected of a United States public company.  If we cannot establish such controls, we may experience difficulty in collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet U.S. standards.

We are also subject to the rules and regulations of the United States, including the SEC.  We expect to incur significant costs associated with our public company reporting requirements, costs associated with applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

Our operations are subject to PRC laws and regulations that are sometimes vague and uncertain. Any changes in such PRC laws and regulations, or the interpretations thereof, may have a material and adverse effect on our business.

Our principal operating subsidiary, Tianmu Pharmaceuticals is required to comply with PRC laws and regulations. Unlike the common law system prevalent in the United States, decided legal cases have little value as precedent in China. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings. The Chinese government has been developing a comprehensive system of commercial laws. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses. If the relevant authorities find us in violation of PRC laws or regulations, they would have broad discretion in dealing with such a violation.

Capital outflow policies in China may hamper our ability to pay dividends to shareholders in the United States.

The People’s Republic of China has adopted currency and capital transfer regulations. These regulations require that we comply with complex regulations for the movement of capital. Although Chinese governmental policies were introduced in 1996 to allow the convertibility of RMB into foreign currency for current account items, conversion of RMB into foreign exchange for capital items, such as foreign direct investment, loans or securities, requires the approval of the State Administration of Foreign Exchange. We may be unable to obtain all of the required conversion approvals for our operations, and Chinese regulatory authorities may impose greater restrictions on the convertibility of the RMB in the future. Because most of our future revenues will be in RMB, any inability to obtain the requisite approvals or any future restrictions on currency exchanges will limit our ability to fund our business activities outside China or to pay dividends to our shareholders.

Our business development would be hindered if we lost the services of our Chairman.

Yao Mingli is the Chief Executive Officer of Aim Smart and of its operating subsidiary, Tianmu Pharmaceuticals.  Mr. Yao is responsible for strategizing not only our business plan but also the means of financing it.  If Mr. Yao were to leave Tianmu Pharmaceuticals or become unable to fulfill his responsibilities, our business would be imperiled.  At the very least, there would be a delay in the development of Tianmu Pharmaceuticals until a suitable replacement for Mr. Yao could be retained.

Aim Smart is not likely to hold annual shareholder meetings in the next few years.

Management does not expect to hold annual meetings of shareholders in the next few years, due to the expense involved.  The current members of the Board of Directors were appointed to that position by the previous directors.  If other directors are added to the Board in the future, it is likely that the current directors will appoint them.  As a result, the shareholders of Aim Smart will have no effective means of exercising control over the operations of the Company.

Executive Compensation

Information regarding the compensation paid to the executive officers of Aim Smart during the past two fiscal years is set forth in Item 10  “Executive Compensation” in Aim Smart’s Annual Report on Form 10-KSB for the year ended December 31, 2007, which was filed with the Securities and Exchange Commission on January 30, 2008.  None of the individuals who served as officers of Aim Smart during the past three fiscal years remains an officer or director of Aim Smart.

The table below sets forth the compensation (including salary, bonuses and other compensation) paid by Tianmu Pharmaceuticals to the three individuals who are now the officers of Aim Smart for their services to Tianmu Pharmaceuticals during the fiscal years ending March 31, 2008, 2007 and 2006 .  There was no officer of Tianmu Pharmaceuticals whose salary and bonus for services rendered during the year ended March 31, 2008 exceeded $100,000.

	2008	2007	2006
Mingli Yao	$6,460	$6,460	$6,460
Yuan Yao	$6,460	$6,460	$6,460
Ailing Zhao	$4,845	$4,845	$4,845

Employment Agreements

Each of the three officers of Aim Smart serves on an at-will basis.

Director Compensation

Aim Smart has assumed responsibility for the commitments made by American Tony to Jack Kaye and Mark Tang, who became members of the Board of Directors of Aim Smart upon closing of the Merger.

American Tony has a written contact with Jack Kaye, which provides that Mr. Kaye will serve as a member of the Board of Directors and as Chairman of the Audit Committee for Aim Smart.  In compensation, Aim Smart will pay Mr. Kaye $30,000 per year, except that if Aim Smart becomes listed on NASDAQ, the American Stock Exchange or the New York Stock Exchange, the annual compensation will increase to $45,000.  Aim Smart will also issue 40,000 shares of its common stock to Mr. Kaye during each year of his services, except that after a listing, as aforesaid, the shares issued annually will be reduced to 30,000.   The shares issued to Mr. Kaye will vest one year after each date of grant.

American Tony has a written contract with Dr. C. Mark Tang, which provides that he will serve as a member of the Board of Directors of Aim Smart.  In compensation, Aim Smart will  pay Dr. Tang $30,000 per year and will issue, for each year of his service, common stock with a market value of $25,000.

Related Party Transactions

Our officers have loaned money to Tianmu Pharmaceuticals from time to time to provide it working capital.  At March 31, 2008 the balance owed by Tianmu Pharmaceuticals to a company owned by Yao Mingli was $764,915, which is payable on April 30, 2009 without interest.  The balance due on demand, without interest, from Tianmu Pharmaceuticals to Yao Yuan was $54,705.  The officers expect to continue to provide working capital loans to Tianmu Pharmaceuticals until it obtains adequate financing.

Other than the aforesaid relationship, none of the officers or directors of Aim Smart has engaged in any transaction with Aim Smart, American Tony or Tianmu Pharmaceuticals during the past two fiscal years or the current fiscal year that had a transaction value in excess of $60,000.

Director Independence

The following members of our Board of Directors are independent, as “independent” is defined in the rules of the NASDAQ Stock Market:  Jack L. Kaye and C. Mark Tang.

Description of Securities

Aim Smart is authorized to issue:

➢

200,000,000 shares of Common Stock, $.001 par value per share, of which 10,033,216 shares are outstanding; and

➢

1,000,000 shares of Preferred Stock, none of which are outstanding.

Common Stock.  Holders of the Common Stock are entitled to one vote for each share in the election of directors and in all other matters to be voted on by the stockholders.  There is no cumulative voting in the election of directors.  Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors with respect to the Common Stock out of funds legally available therefore and, in the event of liquidation, dissolution or winding up of the Company, to share rateably in all assets remaining after payment of liabilities.  The holders of Common Stock have no pre-emptive or conversion rights and are not subject to further calls or assessments.  There are no redemption or sinking fund provisions applicable to the Common Stock.

Preferred Stock.  The Board of Directors of Aim Smart is authorized to designate the preferred stock in classes, and to determine the rights, privileges and limitations of the shares in each class.

Recent Sales of Unregistered Securities

In February 2007 American Tony issued 9,530,000 shares of its common stock to 241 individuals, each of whom was a resident of The People’s Republic of China.  The shares were issued in exchange for the registered capital of Heilongjiang TongLi Technology Co., Ltd., and were valued at $6,108,861, the amount of the registered capital.  The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to individuals who had access to detailed information about American Tony, and who were acquiring the shares for their own accounts.  There were no underwriters.

In June 2008 American Tony issued 40,000 shares of its common stock to Jack Kaye and 30,000 shares to Mark Tang.  The shares were issued in exchange for services as members of the Board of Directors.  The sales were exempt pursuant to Section 4(2) of the Act since the sales were not made in a public offering and were made to individuals who had access to detailed information about American Tony, and who were acquiring the shares for their own accounts.  There were no underwriters.

In June 2008 American Tony issued 100,000 shares of its common stock to Westminster Securities Corp.  The shares were issued in exchange for services as financial advisor to American Tony.  The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose principles had access to detailed information about American Tony, and which was acquiring the shares for its own account.  There were no underwriters.

Market Price and Dividends on Aim Smart Common Equity and Other Shareholder Matters

Information regarding the market price of Aim Smart common equity, payment of dividends, and other shareholder matters is set forth in Item 5 “Market for Common Equity and Related Stockholder Matters” in Aim Smart’s Annual Report on Form 10-KSB for the year ended December 31, 2007, which was filed with the Securities and Exchange Commission on January 30, 2008.

Legal Proceedings

Neither Aim Smart nor American Tony nor either of its subsidiaries is party to any material legal proceedings.

Changes in and Disagreements with Accountants

Not applicable.

Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits.

Our Certificate of Incorporation provides that Aim Smart may indemnify its directors and officers, and shall provide for advancement of the expenses of such persons, to the extent permitted by §145 of the General Corporation Law.  Our Bylaws provides that Aim Smart shall indemnify its directors and officers, and shall provide for advancement of the expenses of such persons, to the extent provided by §145 of the General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers, employees or agents of Aim Smart pursuant to the foregoing provisions, or otherwise, Aim Smart has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than payment by Aim Smart of expenses incurred or paid by a director, officer, employee or agent of Aim Smart in the successful defence of any  proceeding) is asserted by such director, officer, employee or agent, Aim Smart will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 9.01

Financial Statements and Exhibits

Financial Statements

Page

Audited financial statements of American Tony Pharmaceutical Company,

    Inc. for the years ended March 31, 2008 and 2007…..……………..

F-1

Pro forma financial statements of Aim Smart Corporation showing the pro forma effect of the Merger………………..……..……………..

F-15

Exhibits

10-a     Merger Agreement dated July 22, 2008 among Aim Smart Corporation, ATP Acquisition Corp. and American Tony Pharmaceutical, Inc.

10-b

Independent Director’s Contract dated April 1, 2008 between American Tony Pharmaceutical, Inc. and Dr. C. Mark Tang.

10-c     Independent Director’s Contract dated June 1, 2008 between American Tony Pharmaceutical, Inc. and Jack L. Kaye.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 29, 2008

AIM SMART CORPORATION

By: /s/ Yao Mingli

      Yao Mingli, Chief Executive Officer

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Board of Directors of

American Tony Pharmaceutical, Inc. and subsidiaries

We have audited the accompanying consolidated balance sheets of American Tony Pharmaceutical, Inc. and Subsidiaries as of March 31, 2008 and the related consolidated statements of operations and other comprehensive income (loss) and changes in shareholders’ equity and cash flows for the year ended March 31, 2008.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform an audit of is internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 of the notes to the consolidated financial statements, the Company has a deficiency of working capital of $1,636,494, and is in default on its bank loan of $995,168 at March 31, 2008.  These circumstances, among others, raise substantial doubt about the Company’s ability to continue as a going concern.   The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Tony Pharmaceutical Inc. and Subsidiaries as of March 31, 2008, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Paritz & Company, P.A.

Paritz & Company, P.A.

Hackensack, New Jersey

July 3, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Harbin TianMu Pharmaceuticals Co., Ltd.

Harbin, People’s Republic of China

We have audited the accompanying consolidated balance sheets of Harbin TianMu Pharmaceuticals Co., Ltd. (the Company) as of March 31, 2007, and the related statements of operations and comprehensive income, changes in stockholders’ equity, and cash flows for the year then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting, as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harbin TianMu Pharmaceuticals Co., Ltd. as of March 31, 2007, and the results of its operations, changes in stockholders’ equity, and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC

Salt Lake City, Utah

June 26, 2007

AMERICAN TONY PHARMACEUTICAL, INC.

CONSOLIDATED BALANCE SHEETS

--------- MARCH 31, ----------- 2008 2007

ASSETS
CURRENT ASSETS:
Cash	$ 130,630	$ 1,986
Trade accounts receivable, net	2,470	3,287
Refundable deposits	405,643	-
Prepaid expenses	-	2,956
Inventories	11,172	26,008
Advance to suppliers	678,654	2,270
TOTAL CURRENT ASSETS	1,228,569	36,507

PROPERTY AND EQUIPMENT, NET	7,813,779	6,893,271

TOTAL ASSETS	$9,042,348	$6,929,778

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Note payable – bank	$ 995,168	$ 932,584
- officer	54,705	51,464
Accounts payable – trade	959,382	527,368
Due to related party	764,915	91,897
Accrued expenses and other sundry current liabilities	90,893	16,617
TOTAL CURRENT LIABILITIES	2,865,063	1,619,930

SHAREHOLDERS’ EQUITY:
Common stock, $0.00001 par value,
Authorized – 100,000,000 shares
Issued and outstanding - 9,530,000	95	95
Additional paid-in capital	7,102,531	7,050,531
Accumulated other comprehensive income	955,288	405,288
Accumulated deficit	(1,880,629)	(2,146,066)
TOTAL SHAREHOLDERS’ EQUITY	6,177,285	5,309,848

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,042,348	$6,929,778

The accompanying notes are an integral part of these financial statements.

AMERICAN TONY PHARMACEUTICAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)

YEAR ENDED MARCH 31, 2008 2007

REVENUE	$1,974,279	$ 46,515

COST OF SALES, including depreciation and amortization of
of $331,855 and $111,003 in 2008 and 2007, respectively.	1,079,302	152,680

GROSS PROFIT (LOSS)	894,977	(106,165)

OPERATING EXPENSES:
General and administrative	376,781	289,189
Research and development	38,037	49,012
Depreciation expense	11,536	124,643
Selling expense	41,800	29,552
TOTAL OPERATING EXPENSES	468,154	492,396

OPERATING INCOME (LOSS)	426,823	(598,561)
Other expense:
Interest	161,386	88,050

NET INCOME (LOSS)	265,437	(686,611)

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment	550,000	205,840

COMPREHENSIVE INCOME (LOSS)	$ 815,437	$ (480,771)

BASIC AND DILUTED INCOME (LOSS) PER SHARE	$ .03	$ (.07)

BASIC AND DILUTED WEIGHTED AVERAGE
SHARES OUTSTANDING	9,530,000	9,530,000

The accompanying notes are an integral part of these financial statement

AMERICAN TONY PHARMACEUTICAL, INC.

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

YEARS ENDED MARCH 31, 2008 AND 2007

COMMON STOCK SHARES AMOUNT	ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	ACCUMULATED OTHER COMPREHENSIVE INCOME	TOTAL

BALANCE – APRIL 1, 2006	9,530,000	$95	$7,050,531	$(1,459,455)	$199,447	$5,790,618

Foreign currency translation adjustment	-	-	-		205,841	205,841

Net loss	-	-	-	(686,611)	-	(686,611)

BALANCE – MARCH 31, 2007	9,530,000	95	7,050,531	(2,146,066)	405,288	5,309,848

Imputed interest on related party loans	-	-	52,000	-	-	52,000

Foreign currency translation adjustment	-	-	-	-	550,000	550,000

Net income	-	-	-	265,437	-	265,437

BALANCE – MARCH 31, 2008	9,530,000	$95	$7,102,531	$(1,880,629)	$955,288	$6,177,285

The accompanying notes are an integral part of these financial statements.

AMERICAN TONY PHARMACEUTICAL, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

	YEAR ENDED MARCH 31, 2008 2007
OPERATING ACTIVITIES:
Net income (loss)	$ 265,437	$ (686,611)
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	310,010	235,646
Amortization	33,381	32,287
Bad debt	-	11,449
Imputed interest	52,000	-
Changes in operating assets and liabilities:
Accounts receivable	1,145	2,639
Inventories	17,432	30,944
Prepaid expenses	-	(886)
Accounts payable and accrued expenses	451,982	34,353
Advance to suppliers	(672,905)	(1,590)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	458,482	(341,769)

INVESTING ACTIVITIES:
Acquisition of property and equipment	(575,768)	(54,786)
Refundable deposits	(405,643)	-
NET CASH USED IN INVESTING ACTIVITIES	(981,411)	(54,786)

FINANCING ACTIVITIES:
Payment of bank loans, net	(32,408)	(50,743)
Proceeds from related party advances	663,845	433,687
NET CASH PROVIDED BY FINANCING ACTIVITIES	631,437	382,944

EFFECT OF EXCHANGE RATE ON CASH	20,136	300

INCREASE (DECREASE) IN CASH	128,644	(13,311)

CASH – BEGINNING OF YEAR	1,986	15,297

CASH – END OF YEAR	$ 130,630	$ 1,986

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$ 77,734	$ -
Income taxes	$ -	$ -

The accompanying notes are an integral part of these financial statements.

AMERICAN TONY PHARMACEUTICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2008 and 2007

1

BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

Business description

American Tony Pharmaceutical, Inc. (“the Company”) was incorporated on November 17, 2006 in the state of Delaware.  The Company has had no significant operations since its inception.  The Company, through its ultimate wholly-owned subsidiary, Harbin Tianmu Pharmaceuticals Co., Ltd (“HTP”), develops, produces, and sells a wide variety of Chinese drugs and healthcare products. HeiLongjiang TongLi Technology Co., Ltd. (“TT”), a wholly-owned holding company owns 100% of HTP and has had no other operations since its inception.

Harbin Tianmu Pharmaceuticals Co., Ltd. (“HTP”) was formed under laws of the People's Republic of China on November 26, 1999. In February 2007, through a recapitalization transaction which was accomplished as an exchange of shares between TT and the Company, HTP became a subsidiary of the Company.  Retroactive effect to the recapitalization has been given in the accompanying financial statements.

In 2005, HTP obtained the GMP certificate (Good Manufacturing Practices for Pharmaceutical Products), and 10 Drug Register License and “Drug Production Certificate” from the State Drug Administration of PRC.

The main products are a cholesterol reduction pill, mouthwash,  an anti-inflammatory tablet and a calcium supplement. The products are sold through distributors and directly to customers; no service is provided after sales are made. Our customers are drug stores and hospitals located in China.

Basis of presentation

The consolidated financial statements include the accounts of the Company and all of its subsidiaries.  All significant inter-company accounts and transactions have been eliminated. These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. Our functional currency is the Chinese Renminbi (RMB); however, the accompanying financial statements have been translated and presented in United States dollars (USD).

Certain amounts included in the 2007 financial statement have been reclassified to conform to the 2008 financial statement presentation.

Uses of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company maintains cash with financial institutions in the Peoples Republic of China (“PRC”) which are not insured or otherwise protected.  Should any of these institutions holding the Company’s cash become insolvent, or if the Company is unable to withdraw funds for any reason, the Company could lose the cash on deposit with that institution.

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Inventories

Inventories are stated at the lower of cost, determined using the weighted average cost method, and net realizable value.  Costs include materials, labor and manufacturing overhead.  Net realizable value is the estimated selling price, in the ordinary course of business, less estimated costs to complete and dispose.

Advances to Suppliers

The company makes advances to certain vendors for purchase of its material. The advances to suppliers are interest free.

Property and equipment

Property and equipment are recorded at cost.  Depreciation is provided in amounts sufficient to amortize the cost of the related assets over their useful lives using the straight line method for financial reporting purposes.

HTP obtained the right to use a parcel of land on which its office and production facilities are situated.  Pursuant to the contract from the local government of the PRC, the contract expires in 2051.

Maintenance, repairs and minor renewals are charged to expense when incurred.  Replacements and major renewals are capitalized.

Impairment of Long Lived Assets

The Company accounts for the impairment of long-live assets in accordance with Statement of Financial Accounting Standards No. 144.

“Accounting for the Impairment or Disposal of Long-Lived Assets”.  Long-lived assets are reviewed for impairment when circumstances indicate the carrying value of an asset may not be recoverable.  For assets that are to be held and used, impairment is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying value.  If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value.  Fair values are determined based on quoted market values, discounted cash flows or internal and external appraisals, as applicable.  Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value. Based on its review, the Company believes that, as of March 31, 2008, there were no significant impairments of its long-lived assets used in operations.

Deferred income taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109") which requires that deferred tax assets and liabilities be recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  In addition, SFAS 109 requires recognition of future tax benefits, such as carry-forwards, to the extent that realization of such benefits is more likely than not and that a valuation allowance be provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

Currency translation

Since the Company operates primarily in the PRC, the Company’s functional currency is the Chinese Yuan (”RMB”).  Revenue and expense accounts are translated at the average rates during the period, and balance sheet items are translated at year-end rates.  Translation adjustments arising from the use of differing exchange rates from period to period are included as a separate component of shareholders’ equity.  Gains and losses from foreign currency transactions are recognized in current operations.

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation

Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments”, requires that the Company disclose estimated fair values of financial instruments.

The Company’s financial instruments primarily consist of cash and cash equivalents, accounts receivable, other receivables, advances to suppliers, accounts payable, accrued expenses and other sundry current liabilities and related party advances and borrowings.

As of the balance sheet dates, the estimated fair values of financial instruments were not materially different from their carrying values as presented on the balance sheet.  This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at the respective balance sheet dates.

Income (loss) per common share

Basic income (loss) per common share amounts are computed by dividing net income by weighted-average common stock outstanding during the period.  Diluted income (loss) per common share are calculated using weighted-average shares outstanding, adjusted for the dilutive effect of shares issuable upon the assumed exercise of common stock equivalents.  As of March 31, 2008 and 2007 there were no common stock equivalents outstanding.

Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by shareholders and distributions to shareholders.  Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements.  Comprehensive income includes net income and the foreign currency translation gain, net of tax.

Statement of Cash Flows

In accordance with Statement of Financial Accounting Standards No. 95, “Statement of cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Segment reporting

Statement of Financial Accounting Standards No. 131 (“SFAS 131”), “Disclosure about Segments of an Enterprise and Related Information” requires use of the “management approach” model for segment reporting.  The management approach model is based on the way a company’s management organized segments within the company for making operating decisions and assessing performance.  Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.  SFAS 131 has an immaterial effect on the Company’s financial statements, as the Company consists of one reportable business segment.  All revenue is from customers in the PRC.  The majority of the Company’s assets are located in the PRC.

During the year ended March 31, 2008, approximately 15% of sales were to one customer.  In addition, two products manufactured by the Company represented 80% of total sales during the years ended March 31, 2008 and 2007.

New Accounting Pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 157, “Fair Value Measurements”.  This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  The statement is effective in the first fiscal quarter of 2008 except for non-financial assets and liabilities recognized or disclosed at fair value on a recurring basis, for which the effective date is fiscal years beginning after November 15, 2008.  The Company believes that the adoption of SFAS No. 157 will not have a material effect on its results of operations, cash flows or financial position.

In February 2007, the FASB issued FASB Statement No, 159, “The Fair Value Option for Financial Assets and Liabilities” – including an amendment of FASB Statement No. 115 (FAS 159).  FAS 159 will become effective for the company on April 1, 2008.  This standard permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings.  Such accounting is optional and is generally to be applied instrument by instrument.  The Company does not anticipate that the election if any, of this fair value option will have a material effect on results or operations or consolidated financial position.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, and SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements.  SFAS 141 (R) requires an acquirer to measure the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired.  SFAS No. 160 clarifies that a non-controlling interest in a subsidiary should be reported as equity in the consolidated financial statements.  SFAS No. 141 (R) and SFSS No. 160 are effective for financial statements issued for fiscal years beginning after December 15, 2008.  Early adoption is prohibited.  The Company has not yet determined the effect on its financial statements, if any, upon adoption of SFAS No. 141 (R) or SFAS No. 160.     SFAS 141 (R) will significantly affect the accounting for future business combinations and the Company will determine the accounting as new combinations are determined.

EITF Issue 07-1, Accounting for Collaborative Arrangements Related to the Development and Commercialization of Intellectual Property is effective for financial statements issued for fiscal years beginning after December 15, 2008.  This issue addresses the income statement classification of payments made between parties in a collaborative arrangement.  The adoption of EITF07-1 is not expected to have a significant impact on the Company’s results of operations, cash flows or financial position.

EITF Issue 07-3 Accounting for Nonrefundable Advance Payments for Goods or Services Received for Use in Future Research and Development Activities is effective for financial statements issued for fiscal years beginning after December 15, 2007.  This issue requires nonrefundable advance payments for research and development to be capitalized and recognized as an expense as related goods are delivered or services are performed.  The adoption of EITF 07-3 is not expected to have a significant impact on the Company’s results of operations, cash flows or financial position.

Revenue Recognition

Revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, and no other significant obligations of the Company exist and collectibility is reasonably assured.  Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as advances from customers.

2

GOING CONCERN

As noted in the accompanying financial statements at March 31, 2008, the Company has a deficiency in working capital of $1,636,494 and is in default on its bank loan of $995,168.  The uncertainties caused by these conditions raise substantial doubt as to the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company is exploring various alternatives to improve its financial position and continue to meet its obligations. Management is focusing on improving its operations and seeking additional debt and/or equity financing. There can be no assurance that any of these efforts will be fruitful.

3

INVENTORIES

As of March 31, 2008 and 2007, inventories consist solely of finished goods.

4

REFUNDABLE DEPOSITS

The principal shareholder of the Company entered into various agreements in an effort to expand the Company’s business.  Those agreements required refundable deposits.  As of June 13, 2008, approximately $374,000 was refunded since certain of these agreements did not close.

5

PROPERTY AND EQUIPMENT

A summary of property and equipment and the estimated lives used in the computation of depreciation and amortization is as follows:

---------- MARCH 31, ---------- 2008 2007	LIFE

Building	$6,914,476	$6,286,880	40 years
Right to use land	412,669	348,792	Life of lease
Machinery and equipment	993,946	903,730	10 years
Office equipment	15,398	6,065	5 years
Vehicle	96,638	87,867	5 years
Construction in progress	588,886	0	-
	9,022,013	7,633,334
Accumulated depreciation and amortization	1,208,234	740,063
	$7,813,779	$6,893,271

6

DUE TO RELATED PARTY

This amount is due to an entity owned by the principal shareholder of the Company. The obligation is non-interest bearing and due on demand. These funds were used to fund the operations of the Company.  The Company has Imputed interest of approximately $52,000 for the year ended March 31, 2008 which has been recorded as a contribution to capital.

7

NOTE PAYABLE – BANK

This note bears interest at 6.825% per annum and was due June 28, 2007.  The note is collateralized by certain real estate assets owned by the principal shareholder of the Company. The Company is currently in default on the loan and is negotiating new terms with the bank.  As of March 31, 2008, the bank has not taken any action against the Company.

8

NOTE PAYABLE – OFFICER

This note, payable to the Company’s Chief Financial Officer, is non-interest bearing and is due April 30, 2009.

9

INCOME TAXES

No provision for income taxes is required as a result of the utilization of net operating loss carry-forwards. Had carry-forwards not been available, the Company would have incurred income tax expense of approximately $93,000.

The Company has net operating loss carry-forwards in China of approximately $1,728,000 which expire between 2008 and 2013.

The Company has a deferred tax asset resulting from tax loss carry-forwards of approximately $555,000 for which the Company has provided a 100% valuation allowance.

10

COMMITMENTS AND CONTINGENCIES

The Company has one year fixed price purchase agreements with certain suppliers.  Outstanding purchase commitments as of March 31, 2008 aggregated approximately $1,400,000.

The Company entered into agreements with three distributors to provide agreed upon amounts of products at pre-agreed pricing.  These agreements expire between June 2008 and March 2011.   In the event a distributor does not purchase a fixed percentage of the agreed upon amounts for three consecutive months, the Company may cancel the agreement.  In addition, one agreement provides, among other things, that the distributor can become the exclusive distributor for a geographical area if certain sales targets are met. Revenues during the years ended March 31, 2008 and 2007 were immaterial from these agreements.

The Company has a month to month sub-lease arrangement with a company owned by its Chief Executive Officer to lease office space in New York at a monthly rental of $4,000. This arrangement began on March 1, 2008. The monthly rental is the same amount incurred by the related entity.

HTP leases a portion of its facility to a pharmaceutical college at a monthly rental of approximately $13,400. At March 31, 2008 approximately $94,000 of rents were unpaid due to the school’s limited revenues. The Company has recorded a 100% reserve against this receivable.

Vulnerability due to Operations in PRC

The Company’s operations may be adversely affected by significant political, economic and social uncertainties in the PRC.  Although the PRC government has been pursuing economic reform policies for more than twenty years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRCs political, economic and social conditions.  There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective.

Substantially all of the Company’s businesses are transacted in RMB, which is not freely convertible.  The Peoples Bank of China or other banks are authorized to buy and sell foreign currencies at the exchange rates quoted by the Peoples Bank of China.  Approval of foreign currency payments by the Peoples Bank of China or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts.

Since the Company has its primary operations in the PRC, the majority of its revenues will be settled in RMB, not U.S. Dollars. Due to certain restrictions on currency exchanges that exist in the PRC, the Company’s ability to use revenue generated in RMB to pay any dividend payments to its shareholders outside of China may be limited.

The Company’s business depends on maintaining licenses of its current products from the China State Food and Drug Administration.  Obtaining licenses for additional products can be expensive and is usually time consuming.  Failure to obtain the necessary licenses when needed can cause the Company’s business plan to be delayed.  If the delays prevent the Company from generating positive cash flow or introducing a significant number of products, there will be a material adverse effect on the Company.

In September 2006, PRC changed the laws regarding transfer of equity in PRC companies in exchange for equity in non-PRC companies.  Approvals and registrations for such transfers are required and penalties may be imposed if the requirements are not met.

11

SUBSEQUENT EVENTS

(a)

In June, 2008 the Company issued an aggregate of 100,000 shares of common stock in                connection with a retainer arrangement for  investment banking  services and an aggregate of 70,000 common shares for services to be rendered by two newly appointed independent directors.

(b)

The Company is contemplating a reverse merger transaction with Aim Smart Corporation (“Aim Smart”), a dormant public shell.  It is anticipated that the transaction will be completed in late July or early August 2008.  The transaction as currently contemplated will involve the issuance by Aim Smart of 9,700,000 shares of its common stock for all of the issued and outstanding common stock of the Company.  For accounting purposes, the Company will be the surviving entity and Aim Smart will be recognized as the surviving entity for legal purposes.  Accordingly, all future financial statements after the reverse merger is completed will include the assets, liabilities and operations of the Company.

AIM SMART CORPORATION

Unaudited Pro Forma Condensed Financial Statements

as of March 31, 2008

The following unaudited pro forma condensed financial statements of Aim Smart Corporation have been prepared to indicate how the financial statements of Aim Smart Corporation might have looked if the merger of American Tony Pharmaceutical, Inc. into a subsidiary of Aim Smart Corporation and the transactions related to the merger had occurred as of April 1, 2007.

The acquisition has been accounted for as a reverse acquisition under the purchase method of accounting for business combinations. The combination of the two companies is recorded as a recapitalization of the Company pursuant to which American Tony Pharmaceutical, Inc. is treated as the continuing entity. Because the acquisition was accounted for as a reverse acquisition, there was neither goodwill recognized nor any adjustments to the book value of the net assets of Aim Smart Corporation that would affect the Pro Forma Statement of Operations and Other Comprehensive Income (Loss).   Nevertheless, the Unaudited Pro Forma Statements of Operations and Comprehensive Income (Loss) included herein present the combined historical financial results of Aim Smart Corporation and of American Tony Pharmaceutical, Inc.

The pro forma condensed financial statements have been prepared using the historical financial statements of Aim Smart Corporation as of and for the year ended December 31, 2007 and of American Tony Pharmaceutical, Inc. as of and for the year ended March 31, 2008.   The adjustments to those historical statements in the pro forma presentation reflect the following events:

▪

The acquisition of American Tony Pharmaceutical, Inc. by Aim Smart Corporation, as if it had occurred on April 1, 2007.

▪

The elimination of the assets and liabilities of Aim Smart Corporation that occurred prior to the acquisition, as if it had occurred on March 31, 2008.

The pro forma condensed financial statements should be read in conjunction with the historical financial statements of Aim Smart Corporation and American Tony Pharmaceutical, Inc. The pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of the actual financial condition or results of operations that Aim Smart Corporation would have realized had the merger occurred on April 1, 2007. Also, the pro forma financial statements are not indicative of the financial condition or results of operations of Aim Smart Corporation that may be reported in the future.

AIM SMART CORPORATION
PROFORMA BALANCE SHEET
		AMERICAN
		TONY
	AIM SMART	PHARMACEUTICAL	PROFORMA
	CORPORATION	NC.	ADJUSTMENTS		PROFORMA
ASSETS
CURRENT ASSETS:
Cash	$ 32,388	$ 130,630	$ (32,388)	(b)	$ 130,630
Trade accounts receivable, net		2,470			2,470
Refundable deposits		405,643			405,643
Prepaid expenses		0			-
Inventories		11,172			11,172
Advance to suppliers		678,654			678,654
TOTAL CURRENT ASSETS	32,388	1,228,569	(32,388)		1,228,569

PROPERTY AND EQUIPMENT, NET		7,813,779	-		7,813,779

TOTAL ASSETS	32,388	$9,042,348	(32,388)		9,042,348

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Note payable - bank		$ 995,168			995,168
- officer		54,705			54,705
Accounts payable – trade	2,293	959,382	(2,293)		959,382
Due to related party	26,520	764,915	(26,520)		764,915
Accrued expenses and other sundry current liabilities		90,893			90,893
TOTAL CURRENT LIABILITIES	28,813	2,865,063	(28,813)		2,865,063

SHAREHOLDERS’ EQUITY:
Common stock	333	95	9,700	(a)	10,033
			(95)	(c)
Preferred stock
Additional paid-in capital	51,713	7,102,531	(9,700)	(a)	7,189,535
			(3,575)	(b)
			48,566	(c)
Accumulated other comprehensive income		955,288			955,288
Accumulated deficit	(48,471)	(1,880,629)	(48,471)	(c)	(1,977,571)
TOTAL SHAREHOLDERS’ EQUITY	3,575	6,177,285	(3,575)		6,177,285

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	32,388	$9,042,348	(32,388)		9,042,348
(a) Represents the issuance of
9,700,000 shares of Aim Smart
Corporation common stock in exchange for 100% of the issued
and outstanding shares of
American Tony Pharmaceutical, Inc
(b) Represents the elimination of the
Assets and liabilities of Aim Smart
Corporation prior to the acquisition which do not carry over to the merged entity.
(c) Adjustment of equity accounts to reflect merger

AIM SMART CORPORATION
PROFORMA STATEMENT OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)

		AMERICAN
		TONY
	AIM SMART	PHARMACEUTICAL	PROFORMA
	CORPORATION	INC.	ADJUSTMENTS	PROFORMA

REVENUE	$ -	$1,974,279		$ 1,974,279

COST OF SALES, including depreciation
and amortization of $331,855	-	1,079,302		1,079,302

GROSS PROFIT	-	894,977	-	894,977

COSTS AND EXPENSES:
General and administrative		376,781		376,781
Research and development		38,037		38,037
Depreciation expense		11,536		11,536
Selling expense	41,225	41,800		83,025
Interest expense		161,386		161,386
TOTAL COSTS AND EXPENSES	41,225	629,540	-	670,765

NET INCOME (LOSS)	(41,225)	265,437	-	224,212

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment	-	550,000	-	550,000

COMPREHENSIVE INCOME (LOSS)	$ (41,225)	$ 815,437	$ -	$ 774,212

Basic and diluted income
per share based on 10,033,216 shares outstanding				$ 0 .02